                                                                    Exhibit 99.1

    [Logo of Vencor, Inc. appears here]

CONTACT:  Richard A. Schweinhart
          Senior Vice President and Chief Financial Officer
          (502) 596-7379

          Richard A. Lechleiter
          Vice President, Finance,
          Corporate Controller and Treasurer
          (502) 596-7734

               VENCOR RECEIVES COURT APPROVAL TO EXTEND MATURITY
                     OF ITS DEBTOR-IN-POSSESSION FINANCING

     Louisville, KY (September 22, 2000) ---Vencor, Inc. (the "Company") today announced that the United States Bankruptcy Court for the District of Delaware (the "Court") has approved an amendment (the "Amendment") to the Company's debtor-in-possession financing (the "DIP Financing") to extend its maturity until October 31, 2000. The Amendment also revises certain covenants and permits the Company to file its plan of reorganization through October 31, 2000. The Court has previously extended the Company's exclusive right to file its plan of reorganization through September 29, 2000.

     The DIP Financing and existing cash flows will be used to fund the Company's operations during its restructuring. As of September 22, 2000, the Company had no outstanding borrowings under the DIP Financing.

     The Court also approved an amendment to the previously announced commitment letter among the Company and certain of the DIP lenders (the "Commitment Letter") to extend the date by which Court approval must be obtained for the Commitment Letter to be effective through October 31, 2000. Pursuant to the Commitment Letter, certain of the DIP lenders would finance an amended and restated debtor-in-possession credit agreement (the "Restated DIP") that would become effective in the event the Company became involved in a legal proceeding against Ventas, Inc. (NYSE: VTR). The consummation of the Restated DIP also would be subject to other customary conditions contained in the Commitment Letter. At this time, the Company has adjourned the hearing seeking approval of the Commitment Letter and the Restated DIP in light of the status of the current negotiations with its major constituencies to finalize a consensual plan of reorganization.

     Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999.

     Vencor, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.

          Certain statements set forth above, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of the DIP Financing; the Company's ability to satisfy the conditions to effectuate the Restated DIP; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the Department of Justice concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                       6